UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2009

RESHOOT & EDIT
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-52439	20-5449905
(Commission File Number)	(IRS Employer Identification No.)

424 Queen Anne Ave, N. Suite # 400, Seattle, WA 98109
(Address of Principal Executive Offices)      (Zip Code)

(206) 612-6370
(Registrant's Telephone Number, Including Area Code)

____________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 17, 2009, Reshoot & Edit, (the “Company”) initiated a private placement (the “Private Offering”) of its common stock pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated thereunder.  To date, the Company has received subscription agreements from five (5) accredited investors in the aggregate amount of $662,500.00, for the purchase of an aggregate of 220,834 shares of Company common stock.

The Company’s common stock, $0.001 par value per share (the “Common Stock”), is being offered at the purchase price of $3.00 per share.  The Private Offering is being made by the Company only to individuals and entities which qualify as “accredited investors” as that term defined by the securities laws and subject to customary terms and conditions for private offerings of restricted securities.  The aggregate purchase amount of $662,500.00 subscribed to date will result in gross proceeds received by the Company of $662,500.00, subject to routine processing and clearing of deposited items by the Company‘s bank.  The Company is acting on its own behalf through its officer and director.  The Company does not have a placement agent for the Private Offering which is undertaken on a “Best Efforts” basis with no aggregate minimum offering amount, which means that invested funds will be made immediately available to the Company for use as working capital and for other corporate purposes once a subscription has been received, verified and accepted.  Share certificates representing the Common Stock purchased in the Private Offering will be issued by the Company from authorized but unissued shares and delivered to the new shareholders. The share certificates representing the Common Stock purchased in the Private Offering will bear a restrictive legend and be subject to customary resale limitations imposed by Rule 144 of the Securities Act, as amended. The Company is not paying any fees, commissions or other offering related payments in connection with the Private Offering.  The terms of the Private Offering do provide for the possible payment of a “Finder’s Fee” under certain limited circumstances, but the Company has not  paid any such fees to date and does not anticipate relying upon Finders for any significant portion of the Private Offering.  The Company will amend its Form D filing with the Commission to properly reflect the aggregate investment from new purchasers as subscriptions in the Private Offering are received, verified and accepted by the Company.

The foregoing description of the Private Offering is not intended to be complete and is qualified in its entirety by the complete text of the Form D relating to the Private Offering, as filed with the Commission on December 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHOOT & EDIT

Date: December 8, 2009

By: /s/ J’Amy Owens
Name: J’Amy Owens
Title:   President and Sole Director